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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            SCHEDULE 14A INFORMATION
                                PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:
[ ] PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SEC. 240.14A-11(C) OR SEC. 240.14A-12
                            ------------------------

                           BURLINGTON RESOURCES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
 [X] No fee required
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

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          2) Form, Schedule or Registration Statement No.:

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          3) Filing Party:

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          4) Date Filed:

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                                      LOGO

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 18, 2001

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Burlington Resources Inc. will be held on Wednesday, April 18, 2001, at 9:00 a.m. local time in the Ambassador Room, The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

     1.  To elect nine directors, each to hold office for a term of one year.

     2. To transact any other business which may be properly brought before the meeting.

     Only stockholders of record at the close of business on February 20, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                           By Order of the Board of Directors

                                                  JEFFERY P. MONTE
                                                 Corporate Secretary
                                             /s/ JEFFERY P. MONTE

March 12, 2001

                           BURLINGTON RESOURCES INC.
                                5051 WESTHEIMER
                           HOUSTON, TEXAS 77056-2124

                                                                   Mailing Date:
                                                                  March 12, 2001

                                PROXY STATEMENT

     The enclosed proxy is solicited by the management of Burlington Resources Inc. (the "Company") for use at the Annual Meeting of Stockholders on April 18, 2001. Shares of common stock, par value $.01 per share, and the Voting Share, as explained below, of the Company represented by a properly executed proxy will be voted at the meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124, or by signing and delivering a proxy which is dated and received later, either electronically or by mail, or, if the stockholder attends the meeting in person, by giving notice of revocation to the Inspector of Election at the meeting.

     The Company has two outstanding classes of securities that entitle holders to vote generally at meetings of the Company's stockholders: common stock, par value $.01 per share (the "Common Stock"); and Special Voting Stock, par value $.01 per share. A single share (the "Voting Share") of Special Voting Stock was issued to CIBC Mellon Trust Company of Canada (the "Trustee") as trustee under a Voting and Exchange Trust Agreement for the benefit of holders of exchangeable shares issued by the Company's wholly-owned subsidiary, Burlington Resources Canada Inc., in connection with the Company's November 1999 acquisition of Poco Petroleums Ltd.

     The Common Stock and the Voting Share vote together as a single class on all matters except when Delaware law requires otherwise. Each share of Common Stock outstanding on the record date is entitled to one vote. The Voting Share is entitled to one vote for each exchangeable share outstanding on the record date. The Trustee is required to vote the Voting Share in the manner that holders of exchangeable shares instruct, and to abstain from voting in proportion to the exchangeable shares for which the Trustee does not receive instructions. Accordingly, references to "stockholders" in this Proxy Statement include holders of Common Stock, the Trustee, and holders of exchangeable shares. The Common Stock and the exchangeable shares are referred to collectively as "voting stock". The procedures for holders of exchangeable shares to instruct the Trustee about voting at the Annual Meeting are explained in the "Voting Direction for Holders of Exchangeable Shares of Burlington Resources Canada Inc." that is enclosed with this Proxy Statement only for holders of exchangeable shares.

     The record date for the stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on February 20, 2001. At the record date, 211,005,221 shares of Common Stock and one Voting Share were outstanding and entitled to be voted at the Annual Meeting. At the record date, 3,970,543 exchangeable shares were outstanding and entitled to give voting instructions to the Trustee. Accordingly, 214,975,764 votes are eligible to be cast at the Annual Meeting.

     A plurality of the votes of the shares present in person or represented by proxy and entitled to be voted at the Annual Meeting is required for the election of Directors. An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted at the Annual Meeting is required for approval of all other items being submitted to the stockholders for their consideration. Abstentions are counted in the number of shares present in person or represented by proxy and entitled to vote for purposes of determining whether a proposal has been approved, whereas broker nonvotes are not counted for those purposes.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 8 meetings during 2000. The standing committees of the Board of Directors include an Audit Committee and a Compensation and Nominating Committee. The Audit Committee held 6 meetings during 2000. This Committee's primary purpose is to assist the Board of Directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of the Company. The Compensation and Nominating Committee held 5 meetings during 2000. This Committee reviews and recommends to the Board of Directors the compensation and promotion of senior officers, the size and composition of the Board of Directors and nominees for Directors, and any proposed employee benefit plans. This Committee also grants stock options and other forms of long-term incentive compensation. During 2000, each Director attended at least 75 percent of the meetings of the Board of Directors and the committees thereof on which such Director served.

     The Compensation and Nominating Committee will consider proposals for nominees for Directors from stockholders which are made in writing to Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124.

                         STOCK OWNERSHIP OF MANAGEMENT
                           AND CERTAIN OTHER HOLDERS

     The following table sets forth information about the only known beneficial owners of more than 5% of the Company's Common Stock as of December 31, 2000. This information is based solely on the Company's review of Schedules 13G filed by such beneficial owners with the Securities and Exchange Commission (the "SEC").

                                                                           PERCENT
                    NAME AND ADDRESS OF                       NUMBER OF      OF
                      BENEFICIAL OWNER                          SHARES      CLASS
                    -------------------                       ----------   -------
FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson......  22,235,190    10.67%
  82 Devonshire Street
  Boston, Massachusetts 02109
Janus Capital Corporation, Thomas H. Bailey.................  16,225,730     7.50%
  100 Fillmore Street
  Denver, Colorado 80206

---------------

NOTES

(1) In its Schedule 13G filed February 14, 2001 with respect to its securities as of December 31, 2000, FMR Corp. states that it has sole voting power as to 2,243,518 shares and sole dispositive power with respect to 22,235,190 shares. Mr. Johnson and Ms. Johnson state that they each have sole voting power with respect to no shares and sole dispositive power with respect to 22,235,190 shares.

(2) In its Schedule 13G filed February 15, 2001 with respect to its securities as of December 31, 2000, Janus Capital Corporation, in its capacity as an investment adviser to its managed portfolios, states that it has sole voting power as to 16,225,730 shares and sole dispositive power with respect to 16,225,730 shares. Mr. Bailey states that he has sole voting power with respect to 16,225,730 shares and sole dispositive power with respect to 16,225,730 shares.

     The following table sets forth the number of shares of Common Stock beneficially owned as of February 20, 2001 by each Director (including all nominees for Director), the executive officers of the Company named in the Summary Compensation Table below, and by all Directors and executive officers as a group. No individual Director (including nominees for Director) or named executive officer beneficially owns 1 percent or more of the Company's outstanding Common Stock, nor do the Directors and executive officers as a group.

                                                              NUMBER OF SHARES
                                                 ------------------------------------------
                                                 BENEFICIALLY      DEFERRAL
                     NAME                         OWNED (1)        PLANS (2)        TOTAL
-----------------------------------------------  ------------      ---------      ---------
DIRECTORS
S. P. Gilbert..................................      20,053           3,101          23,154
L. I. Grant....................................      13,762           7,831          21,593
J. T. LaMacchia................................      11,000           3,100          14,100
J. F. McDonald.................................      15,653           3,101          18,754
K. W. Orce.....................................      34,877(3)        4,551          39,428
D. M. Roberts..................................      36,000          11,119          47,119
J. F. Schwarz..................................      17,088(4)        5,037          22,125
W. Scott, Jr...................................      14,296           9,568          23,864
B. S. Shackouls................................     569,874         115,932         685,806
NAMED EXECUTIVE OFFICERS
J. E. Hagale...................................     199,858           --            199,858
L. D. Hanower..................................     154,530          26,480         181,010
R. L. Limbacher................................     119,761          19,364         139,125
J. A. Williams.................................     133,812          11,944         145,756
ALL DIRECTORS AND EXECUTIVE OFFICERS
  AS A GROUP (14 PERSONS)......................   1,351,991         221,213       1,573,204

NOTES

     (1) For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of February 20, 2001; as a result, the number of shares shown in this column includes for Mr. Gilbert, Ms. Grant, Mr. LaMacchia, Mr. McDonald, Mr. Orce, Mr. Roberts, Mr. Schwarz, Mr. Scott, Mr. Shackouls, Mr. Hagale, Mr. Hanower, Mr. Limbacher and Mr. Williams and 12,553, 8,000, 8,000, 12,553, 22,252, 11,000, 14,626,
         12,553, 509,000, 165,600, 133,943, 97,100, and 97,000 shares, respectively, and 1,104,180 shares for all Directors and executive officers as a group, which such person (or group) has the right to acquire within 60 days of February 20, 2001. For Messrs. Shackouls, Hanower, Limbacher and Williams, the number of shares shown in this column includes 55,000, 12,500, 15,000 and 15,000 shares of Common Stock, respectively, subject to restrictions.

     (2) These shares represent the economic equivalent of shares of Common Stock, and were received as a result of grants under the Phantom Stock Plan for Non-Employee Directors and several deferred compensation plans of the Company. These share equivalents are subject to Common Stock market price fluctuations.

     (3) Includes 3,000 shares of common stock owned by trusts of which Mr. Orce's wife is trustee and their children are beneficiaries. Mr. Orce disclaims beneficial ownership of these shares.

     (4) Includes 1,200 shares of common stock owned by Entech Enterprises, Inc., of which Mr. Schwarz is President and Chief Executive Officer. Mr. Schwarz disclaims beneficial ownership of these shares.

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has fixed the number of Directors constituting the Board of Directors at nine. It is proposed to elect nine Directors, each to hold office for a term of one year and until his or her successor shall have been elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees named in this Proxy Statement, subject to the condition that if any of the named nominees should be unable to serve, discretionary authority is reserved to vote for a substitute. No circumstances are presently known which would render any nominee named herein unable or unwilling to serve. Holders of the voting stock may not cumulate their votes in the election of Directors.

     Each of the following nominees is a Director of the Company at the present time:

     S. PARKER GILBERT--Age--67. Member--Compensation and Nominating Committee. Retired. Mr. Gilbert has been retired since January 1991. Mr. Gilbert has been a Director of the Company since 1990. Mr. Gilbert is also a director of Taubman Centers, Inc.

     LAIRD I. GRANT--Age--55. Member--Audit Committee. Retired. From January 1995 to December 1998, Ms. Grant was President, Chief Executive Officer, Chief Investment Officer, and Director, Rockefeller & Co., Inc. a registered investment advisor. Ms. Grant has been a Director of the Company since 1996.

     JOHN T. LAMACCHIA--Age--59. Member--Compensation and Nominating Committee. Retired. From May 1999 to May 2000, Mr. LaMacchia was President and Chief Executive Officer of Cellnet Data Systems, Inc. From October 1993 through February 1999, Mr. LaMacchia was President and Chief Executive Officer, Cincinnati Bell Inc. Mr. LaMacchia has been a Director of the Company since 1996. Mr. LaMacchia is also a director of Broadwing, Inc. (formerly Cincinnati Bell Inc.), Geneva Steel Holdings Corp. and The Kroger Company. Cellnet Data Systems Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in connection with the acquisition of the company's assets and assumption of certain debt by Schlumberger Limited.

     JAMES F. MCDONALD--Age--61. Member--Audit Committee. Chairman, President and Chief Executive Officer, Scientific-Atlanta, Inc., Norcross, Georgia--Telecommunications. Since November 2000, Mr. McDonald's principal occupation has been as shown above. From July 1993 to November 2000 Mr. McDonald was President and Chief Executive Officer, Scientific-Atlanta, Inc. Mr. McDonald has been a Director of the Company since 1988. Mr. McDonald is also a director of Global Crossing Ltd. and National Data Corporation.

     KENNETH W. ORCE--Age--57. Chairman--Audit Committee. Senior Partner, Cahill Gordon & Reindel, New York, New York--Law. For more than five years, Mr. Orce's principal occupation has been as shown above. Mr. Orce has been a Director of the Company since 1997. Cahill Gordon & Reindel provides legal services to the Company and its subsidiaries.

     DONALD M. ROBERTS--Age--65. Member--Audit Committee. Retired. Mr. Roberts has been retired since September 1995. From February 1990 until September 1995, Mr. Roberts was Vice Chairman and Treasurer, United States Trust Company of New York and its parent, U.S. Trust Corporation. Mr. Roberts has been a Director of the Company since 1993. Mr. Roberts is also a director of York International Corporation.

     JOHN F. SCHWARZ--Age--64. Member--Compensation and Nominating Committee. Chairman, President and Chief Executive Officer, Entech Enterprises, Inc., Houston, Texas--Energy Investments. For more than five years, Mr. Schwarz' principal occupation has been as shown above. Mr. Schwarz has been a Director of the Company since 1997.

     WALTER SCOTT, JR.--Age--69. Chairman--Compensation and Nominating Committee. Chairman, Level 3 Communications, Inc., Omaha,
Nebraska -- Telecommunications and Internet Services. Since April 1998, Mr. Scott's principal occupation has been as shown above. From 1979 through March 1998, Mr. Scott was Chairman and President of Peter Kiewit Sons', Inc. Mr. Scott has been a Director of the Company since 1988. Mr. Scott is also a director of Berkshire Hathaway Inc., Commonwealth Telephone Enterprises, Inc.,

ConAgra, Inc., RCN Corporation, Valmont Industries, Inc., Peter Kiewit Sons' Inc. and Kiewit Materials Company.

     BOBBY S. SHACKOULS--Age--50. Chairman of the Board, President and Chief Executive Officer, Burlington Resources Inc., Houston, Texas. Since July 1997, Mr. Shackouls' principal occupation has been as shown above. From December 1995 to July 1997, Mr. Shackouls was President and Chief Executive Officer of the Company. Mr. Shackouls has been a Director of the Company since 1995. Mr. Shackouls is also a director of The Kroger Company.

DIRECTORS' COMPENSATION

     Directors who are not officers or employees of the Company receive an annual retainer of $55,000. Directors who are also officers or employees of the Company do not receive any compensation for duties performed as Directors. Directors who are not officers or employees of the Company may defer all or part of their compensation.

     The Company's 2000 Stock Option Plan for Non-Employee Directors provides for the annual grant of a nonqualified option for 2,000 shares of Common Stock immediately following the Annual Meeting of Stockholders to Directors who are not salaried officers of the Company. In addition, an option for 5,000 shares is granted upon a Director's initial election or appointment to the Board of Directors. The exercise price per share with respect to each option is the fair market value (as defined in the plan) of the Common Stock on the date the option is granted. During 2000, an annual option for 2,000 shares of Common Stock was granted to Ms. Grant and to Messrs. Gilbert, LaMacchia, McDonald, Orce, Roberts, Schwarz, and Scott pursuant to this plan.

     The Company's Phantom Stock Plan for Non-Employee Directors provides that immediately following each Annual Meeting of Stockholders, a memorandum account established for each of the Directors who is not a salaried officer of the Company will be credited with 1,000 shares of phantom stock. Dividends paid on Common Stock are deemed to be reinvested in additional phantom stock pursuant to the plan. Amounts credited to the memorandum accounts pursuant to this plan are unfunded obligations of the Company. Upon termination of service as a Director, phantom shares credited in the memorandum account will be valued at the fair market value of the Company's Common Stock at that time and paid in cash.

     The Company has established a Charitable Award Program for Directors who have served on the Board of Directors for at least two years. Upon the death of a Director, the Company will donate $1 million to one or more educational institutions or private foundations nominated by the Director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company by the Company's executive officers, Directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                        REPORT ON EXECUTIVE COMPENSATION
                  BY THE COMPENSATION AND NOMINATING COMMITTEE

     The Compensation and Nominating Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation program.

                     COMPENSATION PHILOSOPHY AND OBJECTIVES

     The philosophy underlying the development and administration of the Company's annual and long-term compensation plans is the alignment of the interests of the Company's executives with those of the shareholders. Key elements of this philosophy are:

     - Establishing compensation plans which strengthen the Company's ability to attract and retain executives and key employees and to deliver pay commensurate with the Company's performance, as measured by strategic, operating and financial objectives.

     - Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than just as employees.

     - Rewarding executives for superior performance when shareholders receive an above-average return on their investment over the long term.

     One of the Committee's objectives is to position executive base salaries to be competitive with other companies in the energy sector. In 2000, executive base salaries were at the median when compared to a group of oil and gas companies. This comparator group includes many of the companies currently in the Dow Jones Secondary Oil Index, which is used in the Comparison of Cumulative Total Shareholder Return, together with certain other independent and integrated oil and gas companies. The performance of the companies in the comparator group is not considered in establishing executive base salaries. For 2001, executive base salaries will be positioned approximately at the median of the comparator group.

     The Incentive Compensation Plan, or annual bonus plan, is the program by which executives can earn additional compensation based on individual and Company performance relative to certain annual objectives. At maximum award levels, total annual cash compensation for the Company's executives is in the top quartile of the comparator group's total annual cash compensation. Through 2000, the plan allowed for maximum awards of up to 100 percent of base salary and, in evaluating the Company's performance, the Committee considered a combination of strategic, operating and financial objectives, which were not specifically weighted, including oil and gas production levels, reserve additions and reserve finding costs, earnings per share, operating income and operating cash flow. Beginning in 2001, the plan allows for maximum awards of up to 150 percent of base salary. In determining the size of the annual bonus, no single performance factor or formula is used. In evaluating the Company's performance, the Committee considers a combination of strategic, operating and financial objectives, including Return on Capital Employed, growth in Appraised Net Worth per share, EBITDAX, Production and Reserve Replacement Cost. These measures are specifically weighted and are considered to be critical to the Company's fundamental goal of building shareholder value. In addition, the Committee has the discretion to override the result of these measures based upon the Company's Total Shareholder Return as compared to the Dow Jones Secondary Oil Index.

     The Company's long-term incentive program consists of the 1993 Stock Incentive Plan (the "Stock Incentive Plan") and the 2001 Performance Share Unit Plan (the "PSU Plan"). With the completion of the four year performance cycle under the Company's 1997 PSU Plan in December 2000, the Board approved the 2001 PSU Plan, which is based on a four year performance cycle ending in December 2004. The Committee's objective is to structure the executives' long-term incentive compensation opportunity at approximately the seventy-fifth percentile of long-term compensation provided by the comparator group of energy companies and to emphasize equity as the cornerstone of the Company's long-term incentive compensation program. Long-term incentive benefits are dependent on the Company's achievement of its strategic, operating and financial goals, the Company's Total Shareholder Return as compared to the Dow Jones Secondary Oil Index, and the price of the Company's Common Stock.

     Under the Stock Incentive Plan, stock options are granted to executives, managers and key employees. The options vest no earlier than one year after the grant date, have a term of ten years and have an exercise price equal to the fair market value of the Common Stock on the day of grant. Restricted stock is also granted to this group of employees. The restrictions on this stock generally lapse on the third anniversary of the date of grant. Stock purchase rights are also made available to the same group of employees. They give the employee a one-time opportunity to purchase, with all or a portion of his or her after-tax annual bonus or PSU Plan pay-out, the Company's Common Stock at a discount of up to 25 percent of fair market value. Stock purchased under the Plan cannot be sold for at least three years or until termination of employment.

     Vesting of units under the PSU Plan occurs over a four year performance period ending in December 2004 and is dependent on the Company's achievement of its strategic, operating and financial objectives and the Company's relative Total Shareholder Return.

     The deferred compensation provisions of the Company's compensation plans, including the 1997 PSU Plan, permit participants to allocate all or a portion of their deferred compensation in a variety of investment funds, including phantom shares of the Company's Common Stock. As an inducement for executives to increase their exposure to the Company's Common Stock, and to provide a benefit similar to the stock purchase rights program available under the Stock Incentive Plan, the Committee has granted executives the opportunity to invest their deferred 1997 PSU Plan pay-out in phantom shares at 75 percent of the fair market value of the Company's Common Stock, provided that such funds may not be transferred to another investment fund for three years or until termination of employment.

     The Omnibus Budget Reconciliation Act of 1993 places a limit on the amount of certain types of compensation for each of the executive officers which may be tax deductible by the Company. The Company's policy is, primarily, to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value. Where it is consistent with this compensation philosophy, the Committee will also attempt to structure compensation programs that are tax-deductible by the Company.

                      COMPANY PERFORMANCE AND COMPENSATION

  Annual Incentive Award

     The Company's strategic, operating and financial results in 2000 were excellent. Natural gas production exceeded 1.9 billion cubic feet per day, and oil production was approximately 78.2 thousand barrels per day. The Company performed slightly below the operational objectives for the year. Through internal development, the Company replaced 101 percent of production for the year at reserve replacement costs that were better than the objective.

     Basic earnings per share, operating income and operating cash flow all exceeded objectives for the year. The Company's Total Shareholder Return was above the median for the Dow Jones Secondary Oil Index.

     In view of these results, the Committee awarded Mr. Shackouls an annual incentive award of $819,018, which represents 90 percent of the maximum award that was available under the Incentive Compensation Plan. Similarly, the Committee awarded the other executive officers 90 percent of the maximum awards available under that plan.

     In general, the Committee reviews the base salaries for the executive group every year and in connection with promotions or significant changes in responsibilities. The executive salaries were adjusted in January 2000 to approximately the median for the comparator group.

  Long-Term Incentive Plan Payout

     The Company's performance, for purposes of the 1997 PSU Plan, was evaluated over a four year period, beginning January 1, 1997 and ending December 31, 2000. The Committee determined that the Company's performance exceeded all of its operational and financial objectives on a cumulative basis over the four year period. Strategic accomplishments such as the acquisition of The Louisiana Land and Exploration Company and Poco Petroleums Ltd. have repositioned the Company to provide for future profitable growth. The Committee also determined that the Company's Total Shareholder Return for the same period was below the Dow Jones Secondary Oil Index. Previously, the Committee approved the vesting of 50 percent of the units granted and eligible to vest under the 1997 PSU Plan for each of the previous three years. The Committee approved the vesting of 50 percent of the eligible units based upon the Company's performance for 2000 or 9,375 units for Mr. Shackouls and 12,047 units for the other executive officers. In addition, in connection with the completion of the 1997 PSU Plan cycle, based on the Company's operating, financial and strategic results, and the Total Shareholder Return relative to the Dow Jones Secondary Oil Index, for the four year performance period from January 1, 1997 to December 31, 2000, the Committee approved the vesting of an additional 11,250 units for Mr. Shackouls and 11,798 units for the other executive officers. For the entire four year program, the Committee vested in aggregate 65 percent of the units granted, or 48,750 units for Mr. Shackouls and 51,123 units for the other executive officers.

     Pay-out under the 1997 PSU Plan, which occurred in January 2001, was based on the number of vested units multiplied by the average closing price of the Company's Common Stock for the 20 trading days prior to December 31, 2000. Aggregate payments under this four year plan consisted of $2,265,842 to Mr. Shackouls and $2,376,136 to the other executive officers, of which the executive officers deferred $2,237,350, or 48 percent of the total pay-out, into phantom shares of the Company's Common Stock.

  Long-Term Incentive Plan Awards

     As an incentive for future performance and consistent with the objective of targeting long-term incentive compensation at the seventy-fifth percentile when compared to the comparator group of oil and gas companies, the Committee in January 2001 granted Mr. Shackouls 100,000 stock options and 20,000 shares of restricted stock. The Committee also granted the other executive officers an aggregate of 100,000 stock options and an aggregate of 20,000 shares of restricted stock. The grant of restricted stock vests in three years. In connection with the implementation of the 2001 PSU Plan, the Committee granted Mr. Shackouls the opportunity to earn up to 200,000 units and the other executive officers the opportunity to earn up to an aggregate of 200,000 units. Vesting of performance share units is dependent on the Company's relative Total Shareholder Return and the achievement of its strategic, operating and financial goals. Units may vest in equal increments over the next four years, and any unvested units may vest at the end of the four year performance cycle. Payment under this plan will be made annually based on the price of the Company's Common Stock at that time. These awards provide incentive for the Company's executive officers to continue to build shareholder value over the long term. In making these grants, the Committee did not consider currently outstanding long-term incentive awards.

                                STOCK OWNERSHIP

     The Committee established stock ownership guidelines in 1993 to more closely align executive management's personal financial interests with the interests of all shareholders. The guidelines require executives, depending upon their position, to hold the equivalent of one to four times their base pay in the Company's stock. These targets were to be achieved by the end of 1998 or, for new incumbents, within five years of their appointment to the position. As of February 20, 2001, the record date for the Annual Meeting, each of the Company's executive officers had attained the stock ownership targets currently required by the guidelines.

                                    COMPENSATION AND NOMINATING COMMITTEE

                                    Walter Scott, Jr., Chairman
                                    S. Parker Gilbert
                                    John T. LaMacchia
                                    John F. Schwarz

             Comparison of 5-Year Cumulative Total Shareholder Return(1)

                              [PERFORMANCE GRAPH]

                                   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                   --------   --------   --------   --------   --------   --------
Burlington Resources(2)..........    $100       $114       $148       $133       $108       $101
S & P 500........................     100        137        169        225        289        350
Secondary Oil....................     100        116        143        152        111        125

                             YEAR ENDED DECEMBER 31

               Comparison of Cumulative Total Shareholder Return
                 Since the Company's Initial Public Offering(1)

                              [PERFORMANCE GRAPH]

                       7/8/88    12/31/88   12/31/89   12/31/90   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
                       -------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Burlington
  Resources(2)          $100       $129       $194       $155       $146       $197       $211       $177       $201       $262
S & P 500............    100        105        138        133        174        187        206        209        287        353
Secondary. Oil           100        101        137        114        112        113        125        121        140        173

                       12/31/97   12/31/98   12/31/99
                       --------   --------   --------
Burlington
  Resources(2)           $236       $191       $179
S & P 500............     470        604        731
Secondary. Oil            184        134        152

                             YEAR ENDED DECEMBER 31
------------------

NOTES

(1) Assumes that the value of the investment in the Company's Common Stock and in each index was $100 on December 31, 1995 and July 8, 1988, and that all dividends were reinvested.

(2) The Company's Common Stock return assumes that the .24 share of El Paso Natural Gas Company ("EPNG") common stock distributed to the Company's stockholders on June 30, 1992 was sold and the proceeds were reinvested in the Company's Common Stock.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following information is furnished for the years ended December 31, 2000, 1999 and 1998 with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries during 2000 whose salary and bonus exceeded $100,000 ("named executive officers"). Annual compensation includes amounts deferred at the officer's election.

                                                                                      LONG-TERM COMPENSATION
                                                                          ----------------------------------------------
                                                                                     AWARDS
                                           ANNUAL COMPENSATION            ----------------------------
                                  -------------------------------------                     SECURITIES       PAYOUTS
   NAME AND PRINCIPAL                                   OTHER ANNUAL      RESTRICTED        UNDERLYING   ---------------
        POSITION           YEAR    SALARY    BONUS(1)   COMPENSATION(5)   STOCK AWARDS(2)    OPTIONS     LTIP PAYOUTS(3)
-------------------------  ----   --------   --------   ---------------   ---------------   ----------   ---------------
Bobby S. Shackouls         2000   $910,020   $819,018      $ 67,010          $862,500          50,000      $2,265,842
  Chairman of the Board,   1999   $825,000   $618,750      $109,309          $352,500          40,000              --
  President and Chief      1998   $825,000   $412,500      $119,440                --              --              --
  Executive Officer
John E. Hagale(6)          2000   $425,040   $382,536      $ 58,364          $172,500          12,000      $  755,281
  Senior Vice President    1999   $400,020   $300,015      $  4,414          $176,250          20,000              --
                           1998   $370,020   $185,010      $  5,944                --              --              --
John A. Williams(7)        2000   $375,000   $337,500      $ 45,561          $172,500          12,000      $  555,143
  Senior Vice President,   1999   $350,040   $262,530      $ 25,491          $176,250          20,000      $   47,068
  Exploration              1998   $325,020   $262,510      $  2,654                --          25,000      $   56,317
Randy L. Limbacher         2000   $375,000   $337,500      $  4,794          $172,500          12,000      $  527,209
  Senior Vice President,   1999   $300,000   $225,000      $  2,065          $176,250          20,000              --
  Production               1998   $250,020   $125,010      $  1,284                --          36,600              --
L. David Hanower           2000   $325,020   $292,518      $ 16,526          $172,500          12,000      $  538,503
  Senior Vice President,   1999   $275,040   $206,280      $  9,506          $ 88,125           5,000              --
  Law and Administration   1998   $248,790   $124,395      $ 10,332                --          33,125              --


   NAME AND PRINCIPAL       ALL OTHER
        POSITION           COMPENSATION(4)
-------------------------  ---------------
Bobby S. Shackouls            $100,057
  Chairman of the Board,      $ 79,595
  President and Chief         $ 93,108
  Executive Officer
John E. Hagale(6)             $319,651
  Senior Vice President       $ 54,285
                              $ 56,346
John A. Williams(7)           $189,909
  Senior Vice President,      $160,420
  Exploration                 $128,092
Randy L. Limbacher            $226,544
  Senior Vice President,      $ 34,239
  Production                  $ 31,022
L. David Hanower              $222,005
  Senior Vice President,      $ 26,258
  Law and Administration      $ 23,414

---------------

NOTES

(1) Unless otherwise noted, bonus payments are reported for the year in which the related services were performed.

(2) The value of restricted stock reported in this column is based on the closing price of the Common Stock on the New York Stock Exchange on the date of grant. On December 31, 2000, Messrs. Shackouls, Hagale, Williams, Limbacher and Hanower held 35,000, 10,000, 10,000, 10,000 and 7,500 shares, respectively, of restricted Common Stock, having a market value, based on the closing price of the Common Stock on such date, of $1,767,500, $505,000, $505,000, $505,000 and $378,750, respectively. Dividends are paid on restricted Common Stock at the same rate as paid to all stockholders.

(3) Long-term incentive plan payout pursuant to the Company's 1997 Performance Share Unit Plan ("1997 PSU Plan") for the performance period which began January 1, 1997 and ended on December 31, 2000. Under the terms of the 1997 PSU Plan, this payment is equal to the number of vested units multiplied by the average closing price of the Company's Common Stock for the 20 business days immediately preceding the end of the performance period. Units vested under the 1997 PSU Plan throughout the four year performance cycle. In aggregate, 65% of the Units granted under the 1997 PSU Plan vested. Of this amount, Messrs. Hagale, Limbacher and Hanower deferred 100% of their payments, and Mr. Williams deferred $416,357, into phantom shares of the Company's Common Stock.

(4) Includes matching contributions made by the Company during 2000 in the Company's Retirement Savings Plan and Supplemental Benefits Plan for Messrs. Shackouls, Hagale, Williams, Limbacher and Hanower of $91,726, $58,004, $51,002, $48,000 and $42,504, respectively. Includes matching contributions made by the Company during 1999 in the Company's Retirement Savings Plan and Supplemental Benefits Plan for Messrs. Shackouls, Hagale, Williams, Limbacher and Hanower of $74,250, $46,802, $41,004, $34,001 and $26,258,
    respectively. Includes matching contributions made by the Company during 1998 in the Company's Retirement Savings Plan and Supplemental Benefits Plan for Messrs. Shackouls, Hagale, Williams, Limbacher and Hanower of $91,365, $54,403, $29,757, $29,624, and $23,414, respectively. Includes for Mr.
    Williams interest accrued during 1998 in excess of 120% of the applicable federal interest rate with respect to salary and bonus deferrals pursuant to the LL&E Deferred Compensation Arrangement in the amount of $98,335.

(5) For Mr. Shackouls, includes $41,177 and $46,587 attributed for personal use of Company airplanes in 1999 and 1998, respectively.

(6) Mr. Hagale served as Executive Vice President and Chief Financial Officer of the Company until October 18, 2000. He served as Senior Vice President until January 18, 2001.

(7) Mr. Williams' bonus includes amounts payable pursuant to the LL&E annual incentive program. His 1998 bonus includes a 1997 special incentive bonus paid in March 1998 in the amount of $100,000.

                            OPTIONS GRANTED IN 2000

     The following information is furnished for the year ended December 31, 2000 with respect to the named executive officers for stock options which were granted in January 2000 under the Stock Incentive Plan.

                                           NUMBER OF
                                           SECURITIES    % OF TOTAL
                                           UNDERLYING     OPTIONS
                                            OPTIONS       GRANTED      EXERCISE                 GRANT DATE
                                           GRANTED IN   TO EMPLOYEES     PRICE     EXPIRATION    PRESENT
                  NAME                      2000(1)       IN 2000      PER SHARE    DATE(1)      VALUE(2)
                  ----                     ----------   ------------   ---------   ----------   ----------
B. S. Shackouls..........................  47,100(3)        4.1%       $34.2813      1/18/10     $627,372
                                            2,900(4)        1.1%       $34.2813      1/17/10     $ 44,399

J. E. Hagale.............................   9,100(3)         .8%       $34.2813      1/18/10     $121,212
                                            2,900(4)        1.1%       $34.2813      1/17/10     $ 44,399

J. A. Williams...........................   9,100(3)         .8%       $34.2813      1/18/10     $121,212
                                            2,900(4)        1.1%       $34.2813      1/17/10     $ 44,399

R. L. Limbacher..........................   9,100(3)         .8%       $34.2813      1/18/10     $121,212
                                            2,900(4)        1.1%       $34.2813      1/17/10     $ 44,399

L. D. Hanower............................   9,100(3)         .8%       $34.2813      1/18/10     $121,212
                                            2,900(4)        1.1%       $34.2813      1/17/10     $ 44,399

---------------

NOTES

(1) Under the terms of the Stock Incentive Plan, options are granted at fair market value and generally may not be exercised until the employee has completed one year of continuous employment with the Company or its subsidiaries from the grant date. Options have a term of ten years and generally terminate one year following an optionee's death or three years after termination of employment, disability, retirement, termination in certain events following a "Change in Control" of the Company, as defined in the Stock Incentive Plan (a "Change in Control"), or other termination, except that the Compensation and Nominating Committee may terminate options earlier following such other termination of employment of the named executive officers.

(2) The value has been calculated using a variation of the Black-Scholes stock option valuation methodology. The applied model used the grant date of January 18, 2000, with an option price of $34.2813, it assumed a stock price volatility of 33.69 percent, a risk-free rate of return of 6.66 percent and a dividend of $0.55 per year. The value has been reduced by approximately
    17.81 percent to reflect the probability of forfeiture due to termination of employment prior to vesting or of a shortened option term due to termination of employment prior to the expiration date.

(3) Nonqualified stock options which become exercisable on January 18, 2001.

(4) Incentive stock options which become exercisable on January 18, 2001.

            AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END VALUES

     The following information is furnished for the year ended December 31, 2000 with respect to the named executive officers for stock option exercises which occurred during 2000.

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                         NUMBER OF                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                        SECURITIES                     AT DECEMBER 31, 2000         AT DECEMBER 31, 2000(2)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   -----------   -----------   -------------   -----------   -------------
B. S. Shackouls.......     --            --           459,000        50,000       $1,768,344      $810,935
J. E. Hagale..........    14,473       $172,121       177,018        12,000       $1,150,302      $194,624
J. A. Williams........    20,000       $181,250        85,000        12,000       $  610,780      $194,624
R. L. Limbacher.......    22,000       $169,962        85,100        12,000       $  509,480      $194,624
L. D. Hanower.........    10,000       $200,461       121,943        12,000       $  924,412      $194,624

---------------

NOTES

(1) This amount is the aggregate of the market value of the Common Stock at the time each stock option was exercised minus the exercise price for that option.

(2) This amount is the aggregate of the number of in-the-money options multiplied by the difference between the exercise price for that option and $50.50, the closing price of the Common Stock on the New York Stock Exchange on December 29, 2000.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 2000

     No awards under the Performance Share Unit Plan were granted during 2000.

                                  PENSION PLAN

     Benefit accruals under the qualified pension plan of the Company and its subsidiaries (the "Pension Plan") and the nonqualified Supplemental Benefits Plan (the "Supplemental Benefits Plan") are based on the gross amount of earnings, including incentive bonuses, but excluding all commissions and other extra or added compensation or benefits of any kind or nature. Estimated annual benefit levels under the Plans, based on earnings and years of credited service at age 65, are as follows:

                               PENSION PLAN TABLE

       AVERAGE                          YEARS OF SERVICE AT AGE 65
       PENSION         -------------------------------------------------------------
     EARNINGS(1)          15          20           25            30           35
---------------------  --------    --------    ----------    ----------   ----------
$  400,000...........  $ 94,095    $125,460    $  156,825    $  188,190   $  219,555
$  600,000...........  $142,095    $189,460    $  236,825    $  284,190   $  331,555
$  800,000...........  $190,095    $253,460    $  316,825    $  380,190   $  443,555
$1,000,000...........  $238,095    $317,460    $  396,825    $  476,190   $  555,555
$1,200,000...........  $286,095    $381,460    $  476,825    $  572,190   $  667,555
$1,400,000...........  $334,095    $445,460    $  556,825    $  668,190   $  779,555
$1,600,000...........  $382,095    $509,460    $  636,825    $  764,190   $  891,555
$1,800,000...........  $430,095    $573,460    $  716,825    $  860,190   $1,003,555
$2,000,000...........  $478,095    $637,460    $  796,825    $  956,190   $1,115,555
$2,300,000...........  $550,095    $733,460    $  916,825    $1,100,190   $1,283,555
$2,400,000...........  $574,095    $765,460    $  956,825    $1,148,190   $1,339,555
$2,500,000...........  $598,095    $797,460    $  996,825    $1,196,190   $1,395,555
$2,600,000...........  $622,095    $829,460    $1,036,825    $1,244,190   $1,451,555
$2,700,000...........  $646,095    $861,460    $1,076,825    $1,292,190   $1,507,555
$2,750,000...........  $658,095    $877,460    $1,096,825    $1,316,190   $1,535,555

---------------

NOTE

(1) Average pension earnings for a given year include salary and bonus payments. Under the Pension Plan, the maximum benefit payable in 2001 is $140,000 and the maximum amount of compensation that may be considered is $170,000. Pension Plan benefits are not reduced by Social Security benefits.

     The Pension Plan formula (as amended as of January 1, 1999) for normal retirement benefits at age 65 is 1.1 percent of the highest three-year average earnings, plus 0.5 percent of the highest three-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service. An early retirement supplement equal to 1 percent of the highest three-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service, is payable until age 65. Both the basic benefit and the early retirement supplement are reduced by 2 percent for each year the employee's actual retirement date precedes the date the employee would have attained age
65. Years of credited service under the Pension Plan at age 65 for Messrs. Shackouls, Hagale, Williams, Limbacher, and Hanower would be 22, 35, 23, 37, and 34, respectively.

                   EMPLOYMENT AGREEMENTS AND SEVERANCE PLANS

     The Company has an agreement with Mr. Shackouls which provides for his employment as Chairman of the Board, President and Chief Executive Officer of the Company at a minimum annual salary of $825,000, effective for three years from the date the Company notifies him that it does not wish to extend the term. The Agreement shall terminate automatically on the date of the Company's Annual Meeting of Stockholders following Mr. Shackouls' 60th birthday. This agreement provides that upon termination of employment within two years after a Change in Control of the Company, Mr. Shackouls will be entitled to the greater of the benefits under the employment agreement or the Company's Executive Change in Control Severance Plan (the "Change in Control Severance Plan"). Pursuant to this agreement, Mr. Shackouls is entitled to additional years of credited service under the Supplemental Benefits Plan if he remains employed by the Company until age 55 or is terminated by the Company prior to age 55.

     The Change in Control Severance Plan provides severance benefits following a Change in Control for certain officers of the Company and its subsidiaries in an amount equal to (i) three times the sum of annual salary plus the bonus amount defined in the plan and (ii) a pro rata bonus amount for the year in which the change in control occurs. The Change in Control Severance Plan also provides for the continuation of life, health, survivor benefit and long-term disability insurance for a period of up to 36 months subsequent to a participant's termination of employment following a Change in Control as well as a supplemental pension payable under the Supplemental Benefits Plan calculated by adding three years of additional credited pension service and certain other benefits. Benefits are payable under the Change in Control Severance Plan for any termination of employment within two years of the date of a Change in Control, except where termination is by reason of death, disability, for cause, instituted by the employee for other than good reason or the employee is offered employment with a divested operating unit of the Company. The Change in Control Severance Plan also provides that the Company will pay legal fees and expenses incurred by a participant to enforce rights or benefits under this plan.

     The Company also has an agreement with Mr. Williams under which he waived his rights under the termination agreement he previously executed while at LL&E. The agreement provides that if Mr. Williams' employment is terminated under certain defined circumstances prior to September 30, 2002, he will be paid $3 million, reduced by $83,333 a month for every month he is employed after September 1999. Any benefits paid under this agreement are not payable in addition to any other severance or termination benefits, but will be reduced by the payments under any other termination or severance plan.

     The Company has also agreed to provide certain employees formerly employed in the Company's Seattle, Washington office, including John E. Hagale and L. David Hanower, with additional pension related benefits based on projected compensation if their employment terminates prior to eligibility for early retirement.

     The Internal Revenue Code of 1986, as amended (the "Code"), imposes an excise tax on payments to certain employees following a Change in Control if the payments meet certain requirements and exceed certain limits set forth in the Code. If payments under the Severance Plan (the "Severance Payments") are subject to this excise tax, the Company will pay an additional amount to the participant (the "Gross-Up Payment") such that the participant retains, after payment of the excise tax on the Severance Payments and the Gross-Up Payment and any income tax and Medicare tax on the Gross-Up Payment, an amount equal to the Severance Payments.

                           REPORT BY AUDIT COMMITTEE

     The primary responsibility of the Audit Committee of the Board of Directors is to assist the Board of Directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of the Company. The Audit Committee is composed of four independent directors and operates under a written charter adopted and approved by the Board of Directors on April 19, 2000, attached as Schedule A to this Proxy Statement. During the fiscal year 2000, the Audit Committee held six meetings.

     It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are in all material respects complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company's Code of Conduct.

     Based on the Audit Committee's review of the audited financial statements, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, its discussions with the independent auditors regarding such auditor's independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 61 as amended and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for such fiscal year.

                                    AUDIT COMMITTEE

                                    Kenneth W. Orce, Chairman
                                    Laird I. Grant
                                    James F. McDonald
                                    Donald M. Roberts

                                    AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers L.L.P. ("PWC") as independent public accountants for the year ending December 31, 2001.

     Representatives of PWC will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services rendered by PWC for the audit of the Company's financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $1,693,233.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PWC did not provide the Company any financial information systems design and implementation services as used in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed for services rendered by PWC, other than for audit services and financial information systems design and implementation services, for the fiscal year ended December 31, 2000 were $2,031,144.

GENERAL

     The Audit Committee of the Company's Board of Directors has considered whether the provision of services by PWC covered by "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining PWC's independence.

     Less than 50% of the hours expended on PWC's engagement to audit the Company's financial statements for the fiscal year ended December 31, 2000, were attributed to work performed by persons other than PWC's full-time, permanent employees.

                            EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the management will be borne by the Company. In addition, D. F. King & Co. has been retained to aid in the solicitation at an estimated fee of $10,000. Proxies may be solicited by personal interview, mail and telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending proxy material to their principals.

                            ELECTRONIC PROXY VOTING

     Registered shareholders can vote their shares via (1) a toll-free telephone call from the U.S. and Canada; or (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. The Company has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

                                 OTHER MATTERS

     Management knows of no other matters which are likely to be brought before the meeting. However, if any other matters, not now known or determined, come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

                                 ANNUAL REPORT

     A copy of the Company's 2000 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of such Annual Report may obtain one by writing or calling Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124, telephone (713) 624-9500.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2002 ANNUAL MEETING

     Stockholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2002 Annual Meeting of Stockholders must be mailed to Mr. Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124, and must be received by the Corporate Secretary on or before November 11, 2001.

     Stockholder proposals submitted outside of the procedures set forth above, including nominations for Directors, must be mailed to Mr. Jeffery P. Monte, Corporate Secretary, at the address above and must be received by the Corporate Secretary on or before January 10, 2002. If a proposal is received after that date, the Company's proxy for the 2002 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2002 Annual Meeting.

                                      By Order of the Board of Directors

                                  /s/ JEFFERY P. MONTE

                                      JEFFERY P. MONTE
                                      Corporate Secretary

                                                                      SCHEDULE A

                           BURLINGTON RESOURCES, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Board of Directors shall designate annually an Audit Committee comprised of three or more Directors, each of whom is independent of management and the Company and free of any relationship which, in the opinion of the Board of Directors, would interfere with the Director's exercise of independent judgment as a Committee member. The Audit Committee shall comply with the rules and regulations of the New York Stock Exchange applicable to the composition and responsibilities of audit committees generally.

PURPOSE

     The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of the Company. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are in all material respects complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company's Code of Conduct.

MEETINGS

     The Committee shall meet at least four times each year, or more frequently as circumstances dictate. In order to foster open communications, the Committee shall meet at least annually with management, the director of the internal audit department and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. Additionally, the Audit Committee shall:

     - Obtain from the independent auditors each year a formal written statement delineating all relationships between the auditors and the Company;

     - Periodically engage in a dialogue with the independent auditors regarding any disclosed relationships or services which may impact the objectivity and independence of the auditors; and

     - Recommend that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

RESPONSIBILITIES

     The Audit Committee shall:

     1. Review with Company management and the independent auditors the proposed overall scope of the Company's annual audit, the adequacy and integrity of the Company's system of internal controls, and the Company's audited financial statements and related disclosures.

     2. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting.

     3. Review annually with management and the independent auditors the Company's Code of Conduct, which prohibits unethical or illegal activities by the Company's employees, as well as review the actions taken to monitor compliance with the Code of Conduct.

     4. Review any material exceptions to the Company's Code of Conduct and the actions management has taken to resolve the exceptions.

     5. Review with the Company's counsel any legal, regulatory and environmental matters that may have a material impact on the Company's financial statements.

     6. Review the activities of the Company's internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan, and summaries of any significant issues raised during the performance of internal audits.

     7. Review and assess the adequacy of the Audit Committee Charter on an annual basis.

     8. Review and assess compliance with all applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange specifically applicable to the composition and responsibilities of the Audit Committee.

     9. Perform such other activities as the Committee or the Board of Directors may from time to time deem necessary or appropriate.

                                                                            LOGO
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT                            NOTICE OF
YOUR MANAGEMENT WILL APPRECIATE THE PROMPT        ANNUAL MEETING
RETURN OF YOUR SIGNED PROXY SO THE SHARES YOU     OF STOCKHOLDERS
OWN WILL BE REPRESENTED AT THE ANNUAL MEETING OF  AND
STOCKHOLDERS.                                     PROXY STATEMENT

--------------------------------------------------------------------------------

                                             TO BE HELD IN THE AMBASSADOR ROOM,
                                             THE ST. REGIS HOTEL,
                                             1919 BRIAR OAKS LANE
                                             HOUSTON, TEXAS
                                             APRIL 18, 2001
                                             9:00 A.M.

                                                                       332-PS-00

BURLINGTON
RESOURCES


March 12, 2001

To our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on Wednesday, April 18, 2001, in the Ambassador Room of The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas. Detailed information about the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. The Company has Internet and telephone voting options for your convenience. We ask that you vote as soon as possible, by using either the Internet or telephone options or by signing and returning your proxy by mail in the envelope provided.

Sincerely,

/s/ BOBBY S. SHACKOULS

Bobby S. Shackouls
Chairman of the Board,
President and Chief Executive Officer



                                   DETACH HERE

                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS

            BURLINGTON RESOURCES INC. ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 18, 2001



         The undersigned hereby appoints Bobby S. Shackouls and L. David Hanower, and each or either of them, with full power of substitution, as the proxy or the proxies (the "Proxies") of the undersigned to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held in the Ambassador Room, The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas on April 18, 2001 at 9:00 a.m. local time, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if present at such Annual Meeting. In the election of directors, this proxy will be voted in the manner directed on the reverse side. If no direction is given, this proxy will be voted FOR Proposal 1. Said proxies shall have discretionary authority as to any other matters that may properly come before the meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

-------------                                                     -------------
 SEE REVERSE                                                       SEE REVERSE
     SIDE     (IMPORTANT-TO BE SIGNED AND DATED ON REVERSE SIDE)      SIDE
-------------                                                     -------------

BURLINGTON
RESOURCES
   C/O EQUISERVE
   P.O. BOX 9398
   BOSTON, MA 02205-9398

-------------------
 VOTE BY TELEPHONE
-------------------
It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE or (1-877-779-8683).

------------------------------------------------------
 FOLLOW THESE FOUR EASY STEPS:
------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT
   AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER
   1-877-PRX-VOTE (1-877-779-8683).

3. ENTER YOUR 14-DIGIT CONTROL NUMBER LOCATED
   ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.

------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

------------------
 VOTE BY INTERNET
------------------
It's fast, convenient, and your vote is immediately confirmed and posted.

------------------------------------------------------
 FOLLOW THESE FOUR EASY STEPS:
------------------------------------------------------

1. READ THE ACCOMPANYING PROXY STATEMENT
   AND PROXY CARD.

2. GO TO THE WEBSITE
   HTTP://WWW.EPROXYVOTE.COM/BR

3. ENTER YOUR 14-DIGIT CONTROL NUMBER LOCATED ON
   YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.EPROXYVOTE.COM/BR anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                   DETACH HERE

[X] PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

--------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
--------------------------------------------------------
1. Election of Directors.
NOMINEES: (01) S.P. Gilbert, (02) L.I. Grant, (03) J.T. LaMacchia,
(04) J.F. McDonald, (05) K.W. Orce, (06) D.M. Roberts,
(07) J.F. Schwarz, (08) W. Scott, Jr., (09) B.S. Shackouls

         FOR      [ ]               [ ]     WITHHELD

[ ]_______________________________________
   FOR all nominees except as noted above

                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                     MARK HERE FOR COMMENTS  [ ]

                              Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. Joint owners should each sign.




Signature: ______________________________________ Date:_____________________

Signature:_______________________________________ Date:_____________________

BURLINGTON
RESOURCES

TO HOLDERS OF EXCHANGEABLE SHARES OF
BURLINGTON RESOURCES CANADA INC.

Enclosed are proxy solicitation materials relating to the Annual Meeting of Stockholders of Burlington Resources Inc. The exchangeable shares of Burlington Resources Canada Inc. are the economic equivalent of common stock of Burlington Resources Inc., and have essentially identical rights, including voting rights, to the common stock of Burlington Resources Inc. Therefore, as a holder of the exchangeable shares, you are entitled to vote at the Annual Meeting of the Shareholders of Burlington Resources Inc. Details of the business of the meeting and the procedures to vote at the meeting are set out in the enclosed Proxy Statement.

                           BURLINGTON RESOURCES INC.

                              VOTING DIRECTION FOR

                       HOLDERS OF EXCHANGEABLE SHARES OF
                        BURLINGTON RESOURCES CANADA INC.

    The undersigned holder (the "Holder") of exchangeable shares of Burlington Resources Canada Inc. ("BR Canada") has the right to instruct CIBC Mellon Trust Company (the "Trustee") in respect of the exercise of their votes at the meeting of the stockholders of Burlington Resources Inc. ("BR") to be held on April 18, 2001, as follows:

    - To instruct the Trustee to exercise the votes to which the Holder is entitled as indicated below; OR

    - To instruct the Trustee to appoint a representative of BR's management as proxy to exercise the votes to which the Holder is entitled as indicated below; OR

    - To instruct the Trustee to appoint the Holder, or the Holder's designee as a proxy to exercise personally the votes to which the Holder is entitled as indicated below.
--------------------------------------------------------------------------------
 The Holder directs that their Exchangeable Shares be voted as follows:
--------------------------------------------------------------------------------

 1. ELECTION OF DIRECTORS
    Nominees: S. Parker Gilbert, Laird I. Grant, John T.
    LaMacchia, James F. McDonald, Kenneth W. Orce, Donald M.
    Roberts, John F. Schwarz, Walter Scott, Jr., and Bobby S.
    Shackouls.

    [ ] FOR         [ ] WITHHELD          [ ]               [ ]
                                                                ---------------------------------------
                                                                FOR ALL NOMINEES EXCEPT AS NOTED ABOVE.

--------------------------------------------------------------------------------
 PLEASE SELECT ONE OF THE FOLLOWING:
--------------------------------------------------------------------------------

 [ ] DIRECT THE TRUSTEE TO VOTE EXCHANGEABLE SHARES

     The Holder hereby directs the Trustee to vote as indicated
     above.
--------------------------------------------------------------------------------
 [ ] APPOINTMENT OF BR MANAGEMENT AS PROXY

     The Holder hereby appoints Bobby S. Shackouls and L. David Hanower, and each or either of them, with power of substitution, proxies for the Holder and authorizes them to represent and vote, as indicated above, all of the exchangeable shares of BR Canada which the Holder may be entitled to vote at the meeting of the stockholders of BR on April 18, 2001, and at any adjournment or postponement of such meeting, and with discretionary authority as to any other matters that may properly come before the meeting.
--------------------------------------------------------------------------------
 [ ] APPOINTMENT OF THE HOLDER, OR THE HOLDER'S DESIGNEE AS PROXY

     The Holder hereby appoints ________________________________ as proxy for the Holder and authorizes them to represent and vote, as indicated above, all of the exchangeable shares of BR Canada which the Holder may be entitled to vote at the meeting of the stockholders of BR on April 18,
     2001, and at any adjournment or postponement of such meeting, and with discretionary authority as to any other matters that may properly come before the meeting.
--------------------------------------------------------------------------------

 IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR EXCHANGEABLE SHARES AS INDICATED IN ITEM 1.
--------------------------------------------------------------------------------
 DATED: ______________________, 2001.
                                         --------------------------------------
                                         Signature of Exchangeable Shareholder


                                         --------------------------------------
                                         Name of Exchangeable Shareholder


                                         --------------------------------------
                                         Number of Exchangeable Shares Held

NOTES:

1. This voting direction must be received by CIBC Mellon Trust Company,
   Attention: Proxy Department, 200 Queens Quay East Unit #6 Toronto, Ontario M5A-4K9 by not later than April 17th, 2000, or if the meeting is adjourned, by the close of business on the day (excluding Saturdays, Sundays, and Holidays) prior to the day of the adjourned meeting.

2. If this voting direction is not signed by the holder of the exchangeable shares, the votes to which the holder of the exchangeable shares is entitled will not be exercised.

3. By completing this voting direction, the holder of the exchangeable shares revokes any previously given voting direction.